      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1996
                                            Registration Statement No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       ECHELON INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)


                FLORIDA                            59-2554218
      (State or other jurisdiction              (I.R.S. Employer
    of incorporation or organization)        Identification Number)

                               ONE PROGRESS PLAZA
                                   SUITE 2400
                         ST. PETERSBURG, FLORIDA 33701
                                 (813) 824-6767
                         (Address, including zip code,
                  of Registrant's principal executive offices)


                       ECHELON INTERNATIONAL CORPORATION
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)


                          DARRYL A. LECLAIR, PRESIDENT
                       ECHELON INTERNATIONAL CORPORATION
                         ONE PROGRESS PLAZA, SUITE 2400
                         ST. PETERSBURG, FLORIDA 33701
                                 (813) 824-6767
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
    Title of Securities        Amount to be     Proposed Maximum Offering   Proposed Maximum Aggregate      Amount of
      to be Registered          Registered         Price Per Share(1)             Offering Price        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock(2) . . . . .     150,000 shs.               $13.81                     $2,071,500                $628
====================================================================================================================================



(1) Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee. Based upon the average of the high and low prices for the common stock reported by the New York Stock Exchange on December 12, 1996.

(2) Includes rights to purchase units of Series A Junior Participating Preferred Stock.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

       By this reference, the following documents filed or to be filed by Echelon International Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration Statement:

       1. The Company's Registration Statement on Form 10, as amended, (Registration No. 001-12211).

       2. The description of the capital stock of the Company contained on page 61 of Exhibit 2.1 to the Company's Registration Statement on Form 10, as amended, (Registration No. 001-12211).

       3. All documents filed by the Company with the Commission subsequent to the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.


ITEM 4.       DESCRIPTION OF SECURITIES.

       Not applicable.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

       The Company By-laws provide that the Company shall have the power but not the obligation to indemnify directors and officers to the fullest extent permitted by the laws of the State of Florida. The Company has entered into indemnification agreements with all of its executive officers and directors and, as permitted by applicable law. These indemnification agreements clarify and expand the circumstances under which a director or executive officer will be indemnified.

       The indemnification rights conferred by the By-laws and indemnification agreements are not exclusive of any other right, under the Florida Act or otherwise, to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

       The effect of such indemnification arrangements may be to exempt or limit the liability of such executive officers and directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the Company, except to the extent such exemption or limitation is not permitted under the Florida Act as the same exists or may hereafter be amended.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

ITEM 8.       EXHIBITS.

Exhibit
Number       Description

 4.1 Amended and Restated Articles of Incorporation of the Company and amendments thereto (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 for the Company's Employee Stock Purchase Plan as filed on December 18,
             1996)

 4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 for the Company's Employee Stock Purchase Plan as filed on December 18, 1996)

 4.3 Specimen Common Share certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10, as amended, (No. 001-12211))

 4.4 Rights Agreement between Echelon International Corporation and The First National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 for the Company's Employee Stock Purchase Plan as filed on December 18, 1996)

 4.5 Right Certificate (incorporated herein by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-8 for the Company's Employee Stock Purchase Plan as filed on December 18,
             1996)

 5 Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association, as to the legality of the Common Stock being registered

23.1 Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, Professional Association (contained in Exhibit 5)

23.2         Consent of KPMG Peat Marwick LLP


ITEM 9.      UNDERTAKINGS.

             (a)    The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)    To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 18th day of December, 1996.

                                   ECHELON INTERNATIONAL CORPORATION


                                   By: /S/ Darryl A. LeClair
                                       ---------------------------------------
                                         Darryl A. LeClair, President and
                                         Chief Executive Officer


       KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Echelon International Corporation, a Florida corporation, for himself and not for one another, does hereby constitute and appoint Darryl A. LeClair, W. Michael Doramus and Larry J. Newsome, each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this registration statement, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature                                           Title                           Date
 ---------                                           -----                           ----

 /s/ W. Michael Doramus
 ______________________________                Chairman of the Board               December 18, 1996
 W. Michael Doramus                                 and Director


 /s/ Darryl A. LeClair
 ______________________________              President, Chief Executive            December 18, 1996
 Darryl A. LeClair                              Officer and Director
                                           (Principal Executive Officer)


 /s/ Larry J. Newsome
 ______________________________              Senior Vice President, Chief          December 18, 1996
 Larry J. Newsome                          Financial Officer, Secretary and
                                            Treasurer (Principal Financial
                                                       Officer


 /s/ James R. Hobbs, Jr.                         Vice President and                December 18, 1996
 ______________________________                      Controller
 James R. Hobbs, Jr.                            (Principal Accounting
                                                      Officer)


 Signature                                           Title                           Date
 ---------                                           -----                           ----



 ______________________________                   Director                         December     , 1996
 Thomas W. Mahr


 /s/ Joseph H. Richardson
 ______________________________                   Director                         December 18, 1996
 Joseph H. Richardson


                                 EXHIBIT INDEX



 Exhibit                                                                     Sequential
 Number      Description                                                       Page No.
--------     -----------                                                     -----------

  4.1          Amended and Restated Articles of Incorporation of the Company and
               amendments thereto (incorporated herein by reference to Exhibit
               4.1 to the Company's Registration Statement on Form S-8 for the
               Company's Employee Stock Purchase Plan as filed on December 18,
               1996)

  4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Registration
               Statement on Form S-8 for the Company's Employee Stock Purchase
               Plan as filed on December 18, 1996)

  4.3 Specimen Common Share certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10, as amended, (No. 001-12211))

  4.4          Rights Agreement between Echelon International Corporation and
               The First National Bank of Boston, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to the Company's Registration
               Statement on Form S-8 for the Company's Employee Stock Purchase
               Plan as filed on December 18, 1996)

  4.5          Right Certificate (incorporated herein by reference to Exhibit
               4.5 to the Company's Registration Statement on Form S-8 for the
               Company's Employee Stock Purchase Plan as filed on December 18,
               1996)

  5            Opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill &
               Mullis, Professional Association, as to the legality of the Common Stock being registered

 23.1          Consent of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill &
               Mullis, Professional Association (contained in Exhibit 5)

 23.2          Consent of KPMG Peat Marwick LLP
